EXHIBIT 24



                                                               EXHIBIT 24

                               POWER OF ATTORNEY

          Each of the undersigned Directors and Officers of CHAMPION INTERNATIONAL CORPORATION (the "Company"), which intends to file a Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering outstanding shares of Common Stock for the account of Loews Corporation, hereby constitutes and appoints LAWRENCE A. FOX, MARVIN H. GINSKY and ANDREW C. SIGLER his or her true and lawful attorneys-in-fact and agents, each of them with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any and all amendments and other documents relating thereto, and to file such Registration Statement and such amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 20th day of January, 1994.

     ANDREW C. SIGLER                      KENWOOD C. NICHOLS
     Andrew C. Sigler                      Kenwood C. Nichols
     Chairman of the Board, Chief          Vice Chairman and Director
     Executive Officer, and Director       (Principal Accounting Officer)
     (Principal Executive Officer)

                                           GERALD J. BEISER
                                           Gerald J. Beiser
                                           Senior Vice President - Finance
                                           (Principal Financial Officer)


     ROBERT A. CHARPIE                     H. BARCLAY MORLEY
     Robert A. Charpie, Director           H. Barclay Morley, Director

     ALICE F. EMERSON                      LAWRENCE G. RAWL
     Alice F. Emerson, Director            Lawrence G. Rawl, Director

     ALLAN E. GOTLIEB                      WALTER V. SHIPLEY
     Allan E. Gotlieb, Director            Walter V. Shipley, Director

     L. C. HEIST                           JAMES S. TISCH
     L. C. Heist, Director                 James S. Tisch, Director

                                           RICHARD E. WALTON
     Sybil C. Mobley, Director             Richard E. Walton, Director

                                           JOHN L. WEINBERG
                                           John L. Weinberg, Director